SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)

July 6, 2012

DYNEGY INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33443	20-5653152
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

601 Travis, Suite 1400, Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

(713) 507-6400

(Registrant’s telephone number, including area code)

N.A.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.03                                  BANKRUPTCY OR RECEIVERSHIP

As previously disclosed, on November 7, 2011, Dynegy Holdings, LLC (“DH”) and four of its wholly-owned subsidiaries, Dynegy Northeast Generation, Inc., Hudson Power, L.L.C., Dynegy Danskammer, L.L.C. (“Danskammer”) and Dynegy Roseton, L.L.C. (“Roseton”) (collectively, the “Debtor Entities”), filed voluntary petitions for relief under Chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Southern District of New York, Poughkeepsie Division (the “Bankruptcy Court” and such petitions, collectively, the “DH Chapter 11 Cases”).

As also previously disclosed, on May 30, 2012, Dynegy Inc. (“Dynegy”),  Dynegy Gas Investments, LLC (“DGIN”), Dynegy Coal Holdco, LLC (“Coal Holdco”), the Debtor Entities and certain of the Debtor Entities’ creditors representing DH’s major creditor constituencies (collectively, the “Settlement Parties”) entered into an amended and restated settlement agreement (the “Amended Settlement Agreement”) and an amended and restated plan support agreement (the “Amended Plan Support Agreement” and, together with the Amended Settlement Agreement, the “Amended Agreements”), pursuant to which Dynegy and DH each agreed, subject to the terms of the Amended Plan Support Agreement, to amend the DH plan of reorganization to reflect the terms contained in the Amended Plan Support Agreement.

Pursuant to the Amended Agreements, on June 8, 2012, the Plan Proponents filed a Third Amended Chapter 11 Plan of Reorganization (the “Third Amended Plan”) and a related disclosure statement for DH with the Bankruptcy Court. On June 18, 2012, the Plan Proponents filed a Modified Third Amended Chapter 11 Plan of Reorganization (the “Modified Third Amended Plan” and as further amended and modified, the “Plan”) and a related disclosure statement (the “Disclosure Statement”) with the Bankruptcy Court reflecting certain amendments to the Third Amended Plan pursuant to agreements reached among the Plan Proponents and DH’s major creditor constituencies.

In connection with the reorganization of DH and pursuant to the Plan, on July 6, 2012, Dynegy filed a voluntary petition for relief under Chapter 11 of the Bankruptcy Code in the Bankruptcy Court for the Southern District of New York, Poughkeepsie Division (the “Dynegy Chapter 11 Case”).  The Dynegy Chapter 11 Cases are primarily a technical step necessary to facilitate the restructuring contemplated by the Plan and the Amended Agreements, including the merger of Dynegy and DH.  Also on July 6, 2012, and in connection with the Dynegy Chapter 11 Case, Dynegy submitted a first day motion to the Bankruptcy Court seeking to have the relief entered in the DH Chapter 11 Cases made applicable to Dynegy. This motion, among other things, contemplates that the Plan Proponents will modify the Plan and the Disclosure Statement such that they constitute a plan of reorganization and disclosure statement for both DH and Dynegy, as debtors thereunder, and will modify the Plan solicitation materials such that they reflect the commencement of the Dynegy Chapter 11 Case.  Dynegy and the Debtor Entities are the only entities that have filed for Chapter 11 protection. Dynegy Coal Holdco, LLC and Dynegy GasCo Holdings, LLC and their indirect, wholly-owned subsidiaries (including Dynegy Midwest Generation, LLC and Dynegy Power, LLC) are not included in the Dynegy Chapter 11 Case or DH Chapter 11 Cases. The normal day-to-day operations of the coal-fired power generation facilities held by Dynegy Midwest Generation, LLC and the gas-fired generation facilities held by Dynegy Power, LLC will continue without interruption. The commencement of the Dynegy Chapter 11 Case does not constitute a default under the first lien credit facilities at Dynegy Midwest Generation, LLC or at Dynegy Power, LLC.

Additionally, Dynegy has requested that it continue to operate its business as “debtor-in-possession” under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code and orders of the Bankruptcy Court.

On July 6, 2012, Dynegy issued a press release relating to the foregoing, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

ITEM 9.01                                  FINANCIAL STATEMENTS AND EXHIBITS

(d)   Exhibits:

Exhibit No.	Document

99.1	Press release of Dynegy announcing the filing by Dynegy for bankruptcy under Chapter 11 dated July 6, 2012

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DYNEGY INC.
(Registrant)

Dated: July 6, 2012	By:	/s/ Catherine B. Callaway
	Name:	Catherine B. Callaway
	Title:	Executive Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Document

99.1	Press release of Dynegy announcing the filing by Dynegy for bankruptcy under Chapter 11 dated July 6, 2012